UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way
Suite 100
Westminster, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 3, 2024, ARCA biopharma, Inc., a Delaware corporation (“ARCA”), Atlas Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ARCA (“Merger Sub I”), Atlas Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of ARCA (“Merger Sub II”) and Oruka Therapeutics, Inc., a Delaware corporation (“Oruka”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Oruka, with Oruka continuing as a wholly owned subsidiary of ARCA and the surviving corporation of the merger (the “ First Merger”) and as part of the same overall transaction, the surviving corporation in the First Merger will merge with and into Merger Sub II with Merger Sub II continuing as a wholly owned subsidiary of ARCA and the surviving entity of the merger (the “Second Merger” and together with the First Merger, the “Mergers”). The Mergers are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the First Merger, (a) each then-outstanding share of Oruka common stock (including shares of Oruka common stock issued in the financing transaction described below) will be converted into the right to receive a number of shares of ARCA common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (b) each then-outstanding share of Oruka preferred stock will be converted into the right to receive a number of shares of Series B Preferred Stock (as defined below) of ARCA calculated in accordance with the Merger Agreement (c) each then-outstanding option to purchase Oruka common stock will be assumed by ARCA, subject to adjustment as set forth in the Merger Agreement and (d) each then-outstanding warrant to purchase shares of Oruka common stock will be converted into a warrant to purchase shares of ARCA common stock, subject to adjustment as set forth in the Merger Agreement and form of warrant. Under the terms of the Merger Agreement, prior to the closing of the transaction, the board of directors of ARCA (the “Board”) will accelerate the vesting of all equity awards of ARCA then outstanding but not then vested or exercisable, and cancel each option (the “Out of the Money Options”) to acquire shares of ARCA’s common stock with an exercise price per share greater than the volume weighted average closing trading price of a share of ARCA’s common stock on The Nasdaq Stock Market LLC (“Nasdaq”) for the five (5) consecutive trading days ending three (3) days immediately prior to the closing date of the First Merger (the “Parent Closing Price”), in each case, in accordance with the terms of the Merger Agreement. At the closing of the First Merger, each option to acquire shares of ARCA’s common stock with an exercise price less than or equal to the Parent Closing Price will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Parent Closing Price less the exercise price of such option.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the First Merger, on a pro forma basis and based upon the number of shares of ARCA common stock expected to be issued in the First Merger, pre-First Merger Oruka stockholders (including Oruka stockholders issued shares of Oruka common stock and pre-funded warrants in the financing transaction described below) will own approximately 97.62% of the combined company and pre-First Merger ARCA stockholders will own approximately 2.38% of the combined company. For purposes of calculating the Exchange Ratio, (i) shares of ARCA common stock underlying warrants and other rights to receive shares (other than Options to acquire shares of ARCA’s common stock, to the extent cancelled at or prior to closing of the First Merger in accordance with the Merger Agreement) outstanding as of immediately prior to the closing of the First Merger will be deemed to be outstanding, and (ii) all shares of Oruka common stock underlying outstanding Oruka stock options and warrants will be deemed to be outstanding. The Exchange Ratio will be adjusted to the extent that ARCA’s net cash at closing is less than $5.0 million and will be based on the amount of proceeds actually received by Oruka in the financing transaction described below, as further described in the Merger Agreement.

In addition, prior to the closing of the First Merger, ARCA expects to declare a cash dividend to the pre-First Merger ARCA stockholders equal in the aggregate to ARCA’s reasonable, good faith approximation of the amount by which ARCA’s net cash (as determined pursuant to the Merger Agreement) will exceed $5,000,000.

In connection with the Mergers, ARCA will seek the approval of its stockholders to, among other things, (a) issue shares of ARCA common stock issuable in connection with the First Merger (including the shares of ARCA common stock issuable under the Series B Preferred Stock) under the rules of Nasdaq, and (b) amend its amended and restated certificate of incorporation, to (i) effect a reverse stock split of ARCA common stock (if deemed necessary by ARCA and Oruka), (ii) increase the number of shares of ARCA common stock that ARCA is authorized to issue, (iii) change the name of ARCA to Oruka Therapeutics, Inc., and (iv) such other changes as are mutually agreeable to ARCA and Oruka (the “ARCA Voting Proposals”).

Each of ARCA and Oruka has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of its stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Mergers, (4) ARCA using commercially reasonable efforts to maintain the existing listing of the ARCA common stock on Nasdaq and cause the shares of ARCA common stock to be issued in connection with the First Merger to be approved for listing on Nasdaq prior to the closing of the First Merger, and (5) ARCA filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register shares of ARCA common stock to be issued in connection with the First Merger, except as set forth in the Merger Agreement (the “Registration Statement”).

Consummation of the Mergers is subject to certain closing conditions, including, among other things, (1) approval by ARCA stockholders of the ARCA Voting Proposals, (2) approval by the requisite Oruka stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the initial listing application to be submitted in connection with the First Merger, (4) the effectiveness of the Registration Statement, (5) the expiration of any applicable waiting periods (or extensions thereof) under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, (6) the subscription agreements (described below) being in full force and effect providing for the receipt of not less than $175,000,000 (including in the proceeds any notes contributed as consideration in the financing transaction described below) and (7) to the extent ARCA has declared the cash dividend described above, ARCA delivering the aggregate amount distributable to the pre-First Merger ARCA stockholders to ARCA’s transfer agent for further distribution to the pre-First Merger ARCA stockholders. Each party’s obligation to consummate the Mergers is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Mergers.

The Merger Agreement contains certain termination rights of each of ARCA and Oruka. Upon termination of the Merger Agreement under specified circumstances, ARCA and Oruka may each be required to pay the other party a termination fee of $440,000.

Pursuant to a Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock to be filed by ARCA with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger Agreement and the transactions thereunder, ARCA will establish the terms of a new series of preferred stock of ARCA designated as Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). Holders of the Series B Preferred Stock will be entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-ARCA common stock basis, and in the same form as dividends actually paid on shares of the ARCA common stock. Except as otherwise required by the Certificate of Designation or law, the Series B Preferred Stock will not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, ARCA will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, (d) file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock (as defined in the Certificate of Designation), if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, (e) issue further shares of the Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of the Series B Preferred Stock, (f) at any time while at least 30% of the originally issued Series B Preferred Stock remains issued and outstanding, consummate either (A) a Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of ARCA or other business combination in which the stockholders of ARCA immediately before such transaction do not hold at least a majority of the capital stock of ARCA immediately after such transaction, or (f) enter into any agreement with respect to any of the foregoing. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of ARCA.

Following the closing of the First Merger, each share of Series B Preferred Stock then outstanding shall be convertible, at any time and from time to time, at the option of the holder of the Series B Preferred Stock, into a number of shares equal to 1,000 shares of ARCA common stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of ARCA common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (initially set at 9.99%) of the total number of shares of ARCA common stock issued and outstanding immediately after giving effect to such conversion.

At the effective time of the First Merger (the “Effective Time”), the Board is expected to consist of five (5) members, all of whom will be designated by Oruka. Upon the closing of the transaction, the combined company will be led by Oruka’s chief executive officer.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain parties have entered into subscription agreements with Oruka, pursuant to which they have agreed, subject to the terms and conditions of such agreements, to purchase immediately prior to the consummation of the First Merger, shares of Oruka common stock and pre-funded warrants (together, the “PIPE Securities”) for an aggregate purchase price of approximately $275.0 million. The consummation of the transactions contemplated by such agreements is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and in the subscription agreement. Shares of Oruka common stock and pre-funded warrants issued pursuant to this financing transaction will be converted into shares of ARCA common stock and pre-funded warrants to acquire shares ARCA common stock, in accordance with the Exchange Ratio and the Merger Agreement.

Support Agreements and Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Oruka (solely in their respective capacities as Oruka stockholders) holding approximately 90% of the outstanding shares of Oruka capital stock have entered into support agreements with ARCA and Oruka to vote all of their shares of Oruka capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Oruka Support Agreements”) and (ii) certain stockholders of ARCA holding approximately 28.5% of the outstanding shares of ARCA common stock have entered into support agreements with ARCA and Oruka to vote all of their shares of ARCA common stock in favor of the ARCA Voting Proposals and against any alternative acquisition proposals (the “ARCA Support Agreements,” and, together with the Oruka Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Oruka have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of ARCA common stock for the 180-day period following the closing of the Mergers.

The preceding summaries of the Merger Agreement, the Certificate of Designation, the Support Agreements, the subscription agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form Certificate of Designation, the form of Oruka Support Agreement, the form of ARCA Support Agreement, the form of subscription agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 3.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Oruka or ARCA or to modify or supplement any factual disclosures about ARCA in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Oruka, ARCA, Merger Sub I and Merger Sub II made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Oruka, ARCA or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each of the investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the PIPE Securities or any other securities of Oruka or ARCA.

Item 5.01	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 3, 2024, ARCA and Oruka issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by ARCA and Oruka in connection with the Mergers, including the webcast described below.

ARCA plans to host a live webcast presentation to discuss the Mergers as well as Oruka’s platform and pipeline assets at 8:30 a.m. Eastern time on April 3, 2024. The live webcast presentation can be accessed at the Presentations page of ARCA’s investor’s website or by using the participant webcast link (https://edge.media-server.com/mmc/p/rnug3oyp). A webcast of the presentation and associated slides will be available on the Presentations section of ARCA’s website at https://arcabio.com/investors/investor-presentations/ and a replay will be archived for 30 days following the presentation. Furnished as Exhibit 99.3 hereto and incorporated herein by reference is the transcript that will be used by ARCA and Oruka in connection with the webcast.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning ARCA, Oruka, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Mergers; the combined company’s listing on Nasdaq after closing of the proposed Mergers; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing of the proposed Mergers (including completion of Oruka’s private placement) and cash runway of the combined company; the expected contribution and payment of dividends in connection with the Mergers, including the timing thereof; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; the combined company having sufficient resources to advance its pipeline candidates; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting ARCA, Oruka or the proposed transaction will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Mergers, including ARCA’s failure to obtain stockholder approval for the Mergers, risks associated with the potential failure to complete the financing transaction in a timely manner or at all, risks associated with the uncertainty as to the timing of the consummation of the Mergers and the ability of each of ARCA and Oruka to consummate the transactions contemplated by the Mergers, risks associated with ARCA’s continued listing on Nasdaq until closing of the Mergers, the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Mergers; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Mergers prior to the closing or consummation of the Mergers, risks associated with the possible failure to realize certain anticipated benefits of the Mergers, including with respect to future financial and operating results; the effect of the completion of the Mergers on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Mergers and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Mergers; potential adverse reactions or changes to business relationships resulting from the completion of the Mergers; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by ARCA with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on ARCA’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by ARCA, all of which are subject to change. Such forward-looking statements are made as of the date of this release, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for the registration statement or for any other document that ARCA may file with the SEC in connection with the proposed transaction. In connection with the proposed transaction between ARCA and Oruka, ARCA intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of ARCA. ARCA URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCA, ORUKA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by ARCA with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that ARCA communicates with investors and the public using its website (www.arcabio.com) and the investor relations website (www.arcabio.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by ARCA with the SEC and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

ARCA, Oruka and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information about ARCA’s directors and executive officers including a description of their interests in ARCA is included in ARCA’s most recent Annual Report on Form 10-K, as filed with the SEC on February 1, 2024. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of April 3, 2024, by and among ARCA biopharma, Inc., Atlas Merger Sub Corp., Atlas Merger Sub II LLC and Oruka Therapeutics, Inc.

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock

10.1	Form of Oruka Support Agreement

10.2*	Form of Oruka Subscription Agreement

10.3	Form of ARCA Support Agreement

10.4	Form of Lock-Up Agreement

99.1	Joint Press Release, issued on April 3, 2024

99.2	Investor Presentation, dated April 2024

99.3	Conference Call Transcript dated April 3, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

Date: April 3, 2024	By:	/s/ C. Jeffrey Dekker
Name: C. Jeffrey Dekker Title: Chief Financial Officer